UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 1, 2003

Group 1 Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-6355	52-0852578

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4200 Parliament Place, Suite 600, Lanham, Maryland	20706-1844

(Address of principal executive offices)	(Zip Code)

(301) 918-0400

(Registrant’s telephone number, including area code)

Item  2.  Acquisition or Disposition of Assets.

The purpose of this amendment is to amend Item 7 to provide certain financial information with respect to the Purchase (as defined below), which information was impracticable to provide at the time the Registrant filed the Current Report on Form 8-K dated October 1, 2003.

On October 1, 2003, Group 1 Software, Inc., a Delaware corporation (“Group 1”), and Sagent Technology, Inc., a Delaware corporation (“Sagent”), consummated the transaction contemplated in the Agreement for the Purchase and Sales of Assets dated April 15, 2003 (the “APA”).  Pursuant to the APA subject to the Agreement between Group 1 and Sagent, dated October 1, 2003 (the “October 1 Agreement”), Group 1 has purchased specifically identified assets and assumed specifically identified liabilities of Sagent (the “Purchase”) as of October 1, 2003.  In consideration for the Purchase, Group 1 has delivered $6,000,000 in cash, forgiven $7,000,000 in debt and will deliver approximately $1,850,000, plus interest, in cash at a future date in accordance with the APA.  The cash consideration for the acquisition was paid from Group 1’s working capital and it is anticipated that future payments will also be made from working capital.

ITEM 7 IS HEREBY AMENDED AND RESTATED AS FOLLOWS

Item 7.     Financial Statements and Exhibits.

Financial Statements of Business Acquired.

Sagent Financial Statements for the years ended December 31, 2002, 2001 and 2000 and Report of Independent Accountants thereon are attached as Exhibit 99.1.  The unaudited balance sheet as of September 30, 2003 and the related unaudited statements of operations and of cash flows for the nine months ended September 30, 2003 and 2002 are attached hereto as Exhibit 99.2.

Pro Forma Financial Information.

The following unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X previously omitted from the Company’s 8-K filed on October 15, 2003 is filed with this amendment:

Introduction to the Unaudited Pro Forma Condensed Combined Financial Data.
Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2003.
Unaudited Pro Forma Condensed Combined Statement of Operations for the six month period ended September 30, 2003 and the twelve month period ended March 31, 2003.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Group 1 Software, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The pro forma financial information gives effect to the following transactions:

ACQUISITION OF SAGENT, INC.

On October 1, 2003, Group 1 Software, Inc., a Delaware corporation (“Group 1”), and Sagent Technology, Inc., a Delaware corporation (“Sagent”), consummated the transaction contemplated in the Agreement for the Purchase and Sales of Assets dated April 15, 2003 (the “APA”).  Pursuant to the APA subject to the Agreement between Group 1 and Sagent, dated October 1, 2003 (the “October 1 Agreement”), Group 1 has purchased specifically identified assets and assumed specifically identified liabilities of Sagent (the “Purchase”) as of October 1, 2003.  In consideration for the Purchase, Group 1 has delivered $6,000,000 in cash, forgiven $7,000,000 in debt and will deliver approximately $1,850,000, plus interest, in cash at a future date in accordance with the APA.  The cash consideration for the acquisition was paid from Group 1’s working capital and it is anticipated that future payments will also be made from working capital.

The following unaudited pro forma condensed combined financial statements give effect to the Purchase as if it had been consummated, with respect to the statement of operations, at the beginning of the fiscal year presented or, with respect to the balance sheet, as of the date presented.  The accounting policies of Group 1 and Sagent are substantially comparable.  Sagent’s fiscal year end is December 31 and adjustments to historical financial information have been made to conform with Group 1’s fiscal year end of March 31.

This information is only a summary and should be read in conjunction with the historical consolidated financial statements and related notes thereto of Group 1 and the historical financial statements of Sagent, included herein as Exhibit 99.1.  We are providing the unaudited pro forma condensed combined financial information for illustrative purposes only.  The companies may have performed differently had they always been combined.  You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2003

	Group 1 Historical (1a)	Sagent Historical (1b)	ProForma Adjustments		ProForma Total

ASSETS
Current assets:
Cash and cash equivalents	$40,967	$6,486	$(7,271	)a	$40,182
Short-term investments, available for sale	16,942	—			16,942
Trade and installment accounts receivable, less allowance for doubtful accounts	17,873	5,305	(9	)b	23,169
Note receivable	7,000	—	(7,000	)c	—
Deferred income taxes	1,721	—			1,721
Prepaid expenses and other current assets	4,655	857	(554	)d	4,958

Total current assets	89,158	12,648	(14,834)		86,972
Installment accounts receivable, long-term	20	—			20
Property and equipment, net	4,902	905	(2	)e	5,805
Computer software, net	23,519	—	2,000	f	25,519
Goodwill	12,726	6,783	3,894	g	23,403
Other assets	218	137	5,560	h	5,915

Total assets	$130,543	$20,473	$(3,382)		$147,634

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,288	$1,939	$(62	)i	$3,165
Current portion of note payable	318	7,058	(7,000	)j	376
Accrued expenses	6,529	2,803	2,373	k	11,705
Accrued compensation	5,730	2,512	(1,285	)l	6,957
Current deferred revenues	27,596	8,690	(44	)m	36,242

Total current liabilities	41,461	23,002	(6,018)		58,445

Note payable, net of current portion	350	107			457
Deferred revenues, long-term	1,638	—			1,638
Deferred income taxes	4,309	—			4,309

Total liabilities	47,758	23,109	(6,018)		64,849

Commitments and contingencies
Stockholders’ equity:
Common stock	7,534	47	(47	)n	7,534
Additional paid in capital	36,491	135,346	(135,346	)n	36,491
Retained earnings	42,224	(137,910)	137,910	n	42,224
Accumulated other comprehensive loss	1,181	(119)	119	n	1,181
Less treasury stock, 1,246 shares, at cost	(4,645)	—			(4,645)

Total stockholders’ equity	82,785	(2,636)	2,636		82,785

Total liabilities and stockholders’ equity	$130,543	$20,473	$(3,382)		$147,634

        See notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended September 30, 2003

	Group 1 Historical (1a)	Sagent Historical (1b)	Pro Forma Adjustments		Pro Forma Total

Revenue:
Software license and related revenue	$21,309	$8,126	$(139	)o	$29,296
Maintenance and services	28,180	7,129	(60	)o	35,249

Total revenue	49,489	15,255	(199)		64,545

Cost of revenue:
Software license expense	6,986	1,153	142	p	8,281
Maintenance and service expense	8,511	2,614	—		11,125

Total cost of revenue	15,497	3,767	142		19,406

Gross profit	33,992	11,488	(341)		45,139
Operating expenses:
Research and development	5,724	7,319	—		13,043
Sales and marketing	15,930	4,426	(164	)q	20,192
General and administrative	6,525	2,786	(986	)r	8,325

Total operating expenses	28,179	14,531	(1,150)		41,560

Income from operations	5,813	(3,043)	809		3,579
Other income (expense):
Interest income	821	—	(507	)s	314
Interest expense	(25)	(370)	360	t	(35)
Other non-operating income	493	(238)	—		255

Total other income (expense)	1,289	(608)	(147)		534

Income before provision for income taxes	7,102	(3,651)	662		4,113
Provision (benefit) for income taxes	2,497	242	(1,293	)u	1,446

Net income available to common stockholders	$4,605	$(3,893)	$1,955		$2,667

Basic earnings per share	$0.33				$0.19

Diluted earnings per share	$0.29				$0.17

Basic weighted average shares outstanding	13,768				13,768

Diluted weighted average shares outstanding	15,839				15,839

        See notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended March 31, 2003

	Group 1 Historical (1a)	Sagent Historical (1b)	Pro Forma Adjustments		Proforma Total

Revenue:
Software license and related revenue	$48,480	$17,585	$(37	)v	$66,028
Maintenance and services	55,772	16,417	(715	)v	71,474

Total revenue	104,252	34,002	(752)		137,502

Cost of revenue:
Software license expense	15,293	2,941	362	w	18,596
Maintenance and service expense	17,094	6,876	(160	)x	23,810

Total cost of revenue	32,387	9,817	202		42,406

Gross profit	71,865	24,185	(954)		95,096
Operating expenses:
Research and development	11,800	10,496	—		22,296
Sales and marketing	32,947	21,511	(881	)x	53,577
General and administrative	14,626	11,403	575	y	26,604

Total operating expenses	59,373	43,410	(306)		102,477

Income from operations	12,492	(19,225)	(648)		(7,381)
Other income (expense):
Interest income	1,157	219	(293	)z	1,083
Interest expense	(301)	(3,060)	2,878	aa	(483)
Other non-operating income (expense)	14	(451)	—		(437)

Total other income (expense)	870	(3,292)	2,585		163

Income before provision for income taxes	13,362	(22,517)	1,937		(7,218)
Provision (benefit) for income taxes	4,602	572	(7,660	)bb	(2,486)

Net income (loss)	8,760	(23,089)	9,597		(4,732)
Preferred stock dividend requirements	(44)	—	—		(44)

Net income available to common stockholders	$8,716	$(23,089)	$9,597		$(4,776)

Basic earnings per share	$0.67				$(0.37)

Diluted earnings per share	$0.59				$(0.33)

Basic weighted average shares outstanding	13,029				13,029

Diluted weighted average shares outstanding	14,621				14,621

        See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) Basis of Presentation

On October 1, 2003, Group 1 completed the acquisition of Sagent.  The acquisition was accounted for using the purchase method of accounting.  Under the purchase method of accounting the purchase price is allocated to assets acquired, including identifiable intangible assets, and liabilities assumed based on their respective fair values on the acquisition date.  Purchase price in excess of net tangible and identifiable intangible assets has been recorded as goodwill.

The total purchase price of Sagent of approximately $18,237,000, consisting of $6,000,000 paid in cash, $7,000,000 debt forgiveness, an additional $1,850,000 to be paid in cash at a future date, acquisition costs of $1,251,000 and net liabilities assumed of $2,136,000 was preliminarily allocated as follows (in thousands):

Tangible assets	$11,854
Liabilities assumed	(13,990)

Net liabilities assumed	$(2,136)
Intangible assets:
Computer software	2,000
Goodwill	10,677
Trademarks	1,500
Distribution network	860
Contractual customer relationships	3,200

Total intangible assets	$18,237

Computer software will be amortized over the greater of (a) the ratio that current gross revenues for the product bear to the total of current and anticipated future gross revenues for the product or (b) the straight-line method over the estimated economic life of five years.  Goodwill and trademarks will not be amortized.  Other intangibles will be amortized over their estimated useful lives of six to ten years.

(2)  Pro Forma Adjustments

(1a)  Represents the historical consolidated balance sheet and the related consolidated statement of operations of the Company as of and for the six months ended September 30, 2003.

(1b)  Represents the historical unaudited balance sheet of Sagent as of September 30, 2003 and the historical unaudited statement of operations of Sagent for the six month period ended September 30, 2003 and the twelve month period ended March 31, 2003.

The pro forma adjustments to the unaudited pro forma condensed combined financial statements for the six months ended September 30, 2003 and year ended March 31, 2003 are as follows:

(a)	Adjustment of $6.0 million for cash payment made at the acquisition date for Sagent, $1.6 million for cash excluded per the APA, net of $0.4 million interest receivable on notes from Sagent.

(b)	Adjustment of $9,000 to eliminate assets excluded per the APA.

(c)	Adjustment to eliminate $7.0 million of notes receivable from Sagent.

(d)	Adjustment of $0.2 million to eliminate assets excluded per APA and $0.4 million of interest receivable on notes from Sagent.

(e)	Adjustment of $2,000 to eliminate assets excluded per APA.

(f)	Adjustment of $2.0 million to record estimated value of technology acquired.

(g)	To adjust the estimated value of goodwill acquired to $10.7 million, net of $6.8 million of goodwill on Sagent’s balance sheet.

(h)	Adjustment of $5.6 million to record value of other identifiable intangible assets acquired.

(i)	Adjustment for liabilities eliminated per the APA.

(j)	Adjustment to eliminate $7.0 million notes payable to Group 1 per the APA.

(k)	Adjustment to eliminate $0.7 million liabilities per the APA, net of $1.25 million closing costs accrued and $1.85 million payment accrued for Purchase.

(l)	Adjustment to eliminate accrued compensation not assumed per the APA.

(m)	Adjustment to eliminate deferred revenue not assumed per the APA.

(n)	Adjustment to eliminate Sagent equity accounts.

(o)	Adjustment to eliminate revenue generated from assets not purchased.

(p)	Adjustment for amortization of technology acquired.

(q)	Adjustment to eliminate expenses generated from assets not purchased.

(r)	Adjustment of $0.3 million for amortization of other intangible assets acquired, net of $1.28 million accrual of compensation expense not assumed by Group 1.

(s)	Adjustment of $147,000 for interest income lost on cash paid for purchase and to eliminate $360,000 of Group 1 interest income from Sagent notes receivable.

(t)	Adjustment to eliminate Sagent interest expense from notes payable to Group 1.

(u)	Adjustment to reduce income tax provision at an effective rate of 35.1%.

(v)	Adjusment to eliminate revenue generated from assets not purchased.

(w)	Adjustment for amortization of technology acquired.

(x)	Adjustment to eliminate expenses generated from assets not purchased.

(y)	Adjustment for amortization of other intangible assets acquired.

(z)	Adjustment for interest income lost on cash paid for purchase.

(aa)	Adjustment to reduce interest expense on Sagent note payable not acquired by Group 1.

(bb)	Adjustment to reduce income tax provision at an effective rate of 34.4%.

Item 8.  Not Applicable.

EXHIBIT INDEX

Exhibit No.	Description

(10.10)	Agreement for purchase and sale of assets by and between Sagent, Inc. and Group 1 Software, Inc. dated October 1, 2003.
(23.1)*	Independent Auditors’ Consent.
(99.1)*	Sagent Technology, Inc. Financial Statements for the years ended December 31, 2002, 2001 and 2000 and Report of Independent Accountants.
(99.2)*	Sagent Technology, Inc. Unaudited Balance Sheet as of September 30, 2003 and Statements of Operations and of Cash Flows for the nine months ended September 30, 2003 and 2002.

*Filed herewith